EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Third Quarter Ended June 30, 2015

Generates Net Income from Continuing Operations

•	Consolidated Q3 revenue of $21.2 million

•	Non-GAAP Q3 income from continuing operations of $1.3 million and GAAP income from continuing operations of $0.5 million

•	Consolidated Q3 GAAP net income of $2.4 million after taking into effect income from discontinued operations of $2.0 million

•	Anticipate Q4 revenue of $22 to $24 million for the remaining Broadband Fiber Optics business

•	Completed a modified "Dutch auction" and tender offer and purchased $45.0 million shares of our common stock in June

ALHAMBRA, California, August 4, 2015 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the broadband and specialty fiber optics market, today announced financial results for its third quarter ended June 30, 2015.

Financial Highlights - Third Quarter Ended June 30, 2015

Financial Highlights	For the Three Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
Revenue	$21,194	$19,057	$13,596
Gross Profit	$7,683	$6,379	$2,659
Operating income (loss)	$866	$(1,597)	$(5,045)
Income (loss) from continuing operations - Non-GAAP	$1,299	$13	$(4,140)

Financial Statement Highlights for the Third Quarter of Fiscal 2015:

•	Consolidated revenue was $21.2 million, representing a 11.2% increase from the immediate preceding quarter

•	Consolidated gross margin was 36.3%, an improvement from the 33.5% gross margin reported in the immediate preceding quarter

•	Non-GAAP income from continuing operations was $1.3 million, an improvement of approximately $1.3 million over the immediate preceding quarter

•	Income from discontinued operations, net of tax, of $2.0 million

•	Consolidated net income was $2.4 million, a $0.6 million decrease when compared to the immediate preceding quarter

•	Consolidated net income per share was $0.08 compared to net income per share of $0.10 in the immediate preceding quarter

•	Cash and cash equivalents was $114.1 million at the end of the third quarter.

"This quarter's performance marks three important financial milestones for EMCORE; a return to GAAP profitability from continuing operations, stronger non-GAAP net income and generation of positive cash flows from operations," said Jeffrey Rittichier, EMCORE's President and Chief Executive Officer. "In addition to top line growth across our major product lines, we are also beginning to realize the benefits of improved performance in operations from our lean manufacturing initiatives. We see our third quarter's performance as a significant step forward for our shareholders."

Business Outlook
We expect revenue for the fourth quarter ended September 30, 2015 to be in the range of $22 to $24 million.

Modified "Dutch Auction" Tender Offer
On May 15, 2015, we announced the commencement of a modified "Dutch auction" tender offer to purchase for cash shares of our common stock (the "Tender Offer"). On June 15, 2015, we completed the Tender Offer and purchased 6.9 million shares of our common stock at a purchase price of $6.55 per share, for a total aggregate cost of $45.0 million, excluding fees and expenses related to the tender offer.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning August 4, 2015 following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband and specialty fiber optics market. EMCORE provides optical components, subsystems and systems for Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We disclose non-GAAP net income (loss) from continuing operations as a supplemental measure to U.S. GAAP income (loss) from continuing operations regarding our operational performance. This financial measure excludes the impact of certain items that we do not believe are indicative of our core operating results; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as updated by our subsequent periodic reports.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue	$21,194	$19,057	$13,596	$58,667	$41,212
Cost of revenue	13,511	12,678	10,937	39,426	33,264
Gross profit	7,683	6,379	2,659	19,241	7,948
Operating expense:
Selling, general, and administrative	4,543	5,954	5,364	19,124	15,348
Research and development	2,274	2,022	2,340	6,470	6,840
Gain from change in estimate on ARO obligation	—	—	—	(845)	—
Loss on sale of assets	—	—	—	228	—
Total operating expense	6,817	7,976	7,704	24,977	22,188
Operating income (loss)	866	(1,597)	(5,045)	(5,736)	(14,240)
Other income (expense):
Interest income (expense), net	4	165	(134)	39	(377)
Foreign exchange gain (loss)	50	(6)	(12)	101	(2)
Gain on sale of investment	—	—	—	—	307
Change in fair value of financial instruments	—	86	110	122	39
Total other income (expense)	54	245	(36)	262	(33)
Income (loss) from continuing operations before income tax (expense) benefit	920	(1,352)	(5,081)	(5,474)	(14,273)
Income tax (expense) benefit	(456)	396	732	1,852	1,379
Income (loss) from continuing operations	464	(956)	(4,349)	(3,622)	(12,894)
Income from discontinued operations, net of tax	1,976	4,008	1,199	65,242	2,258
Net income (loss)	$2,440	$3,052	$(3,150)	$61,620	$(10,636)
Per share data:
Net income (loss) per basic share:
Continuing operations	$0.02	$(0.03)	$(0.14)	$(0.11)	$(0.42)
Discontinued operations	0.06	0.13	0.04	2.07	0.07
Net income (loss) per basic share	$0.08	$0.10	$(0.10)	$1.96	$(0.35)

Net income (loss) per diluted share:
Continuing operations	$0.02	$(0.03)	$(0.14)	$(0.11)	$(0.42)
Discontinued operations	$0.06	$0.12	$0.04	$2.07	$0.07
Net income (loss) per diluted share	$0.08	$0.09	$(0.10)	$1.96	$(0.35)

Weighted-average number of basic shares outstanding	31,203	32,077	30,656	31,494	30,327
Weighted-average number of diluted shares outstanding	31,432	32,077	30,656	31,494	30,327

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	June 30, 2015	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$114,129	$20,687
Restricted cash	26	1,482
Accounts receivable, net	14,083	12,769
Inventory	16,991	15,644
Deferred income taxes, net	—	3,908
Prepaid expenses and other current assets	5,808	5,336
Current assets of discontinued operations	—	44,065
Total current assets	151,037	103,891
Property, plant, and equipment, net	8,580	10,446
Other intangible assets, net	63	82
Deferred income taxes, net	—	20,172
Other non-current assets, net	311	512
Non-current assets of discontinued operations	—	56,239
Total assets	$159,991	$191,342
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$—	$26,518
Accounts payable	6,992	6,804
Deferred gain associated with sale of assets	3,400	3,400
Warrant liability	—	122
Accrued expenses and other current liabilities	14,274	15,209
Current liabilities of discontinued operations	—	20,924
Total current liabilities	24,666	72,977
Asset retirement obligations	1,753	4,543
Other long-term liabilities	71	755
Non-current liabilities of discontinued operations	—	720
Total liabilities	26,490	78,995
Shareholders’ equity:
Common stock	761,069	755,368
Treasury stock	(47,689)	(2,071)
Accumulated other comprehensive income	1,288	1,837
Accumulated deficit	(581,167)	(642,787)
Total shareholders’ equity	133,501	112,347
Total liabilities and shareholders’ equity	$159,991	$191,342

We have provided a reconciliation of our non-GAAP income (loss) from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Income (Loss) from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Income (loss) from continuing operations - US GAAP	$464	$(956)	$(4,349)	$(3,622)	$(12,894)
Adjustments:
Amortization expense	6	6	6	18	18
Stock-based compensation expense	401	1,034	839	3,209	2,396
Income tax (benefit) expense	456	(396)	(732)	(1,852)	(1,379)
Accretion expense	22	52	43	90	128
Gain from change in estimate on ARO obligation	—	—	—	(845)	—
Compensation expense associated with sale of Businesses	—	353	—	2,471	—
Specific severance and restructuring charges	—	—	151	965	697
Foreign exchange (gain) loss	(50)	6	12	(101)	2
Loss on sale of assets	—	—	—	228	—
Gain on sale of investment	—	—	—	—	(307)
Change in fair value of financial instruments	—	(86)	(110)	(122)	(39)
Total adjustments	835	969	209	4,061	1,516
Income (loss) from continuing operations - Non-GAAP	$1,299	$13	$(4,140)	$439	$(11,378)

Income (loss) from continuing operations - Non-GAAP per basic share	$0.04	$0.00	$(0.14)	$0.01	$(0.38)
Income (loss) from continuing operations - Non-GAAP per diluted share	$0.04	$0.00	$(0.14)	$0.01	$(0.38)
Weighted average number of basic shares outstanding	31,203	32,077	30,656	31,494	30,327
Weighted average number of diluted shares outstanding	31,432	32,077	30,656	31,494	30,327

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Nine Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cost of revenue	$88	$81	$121	$273	$347
Selling, general, and administrative	195	849	574	2,609	1,584
Research and development	118	104	144	327	465
Total stock-based compensation expense	$401	$1,034	$839	$3,209	$2,396

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com

_________________________